INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT dated as of ________, by and between COVA SERIES TRUST (the "Trust"), a Massachusetts business trust, and
COVA INVESTMENT ADVISORY CORPORATION (the "Advisor"), an Illinois corporation.

1. (a) Retention of Advisor by Trust. The Trust hereby employs the Advisor to act as the investment advisor for and to (i) manage the investment and reinvestment of the assets of the Quality Bond Portfolio, Small Cap Stock Portfolio, Large Cap Stock Portfolio, Select Equity Portfolio, International Equity Portfolio, Bond Debenture Portfolio, Mid-Cap Value Portfolio, Large Cap Research Portfolio, Developing Growth Portfolio, Lord Abbett Growth and Income Portfolio, Balanced Portfolio, Equity Income Portfolio, Growth & Income Equity Portfolio, Riggs Stock Portfolio and Riggs U.S. Government Securities Portfolio, each being a sub-trust of the Trust (hereinafter referred to individually as the "Sub-Trust"), in accordance with each such Sub-Trust's investment objective and policies and limitations, or (ii) in the event the Advisor shall retain a sub-advisor in accordance with the provisions of sub-paragraph (b) hereunder, to supervise and implement the investment activities of any Sub-Trust for which such sub-advisor has been retained, including responsibility for overall management and administrative support including managing, providing for and compensating any sub-advisors; and to administer its affairs to the extent requested by, and subject to the review and supervision of, the Board of Trustees of the Trust for the period and upon the terms herein set forth. The Advisor shall select the entities with or through which the purchase, sale or loan of securities is to be effected; provided that the Advisor will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best net price and most favorable execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers and dealers who provide the Advisor with research, analysis, advice and similar services and pay such brokers and dealers in return a higher commission or spread than may be charged by other brokers or dealers.

The Trust hereby authorizes any entity or person associated with the Advisor or any sub-advisor retained by Advisor pursuant to this Agreement, which is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(iv).

The investment of funds shall be subject to all applicable restrictions of applicable law and of the Declaration of Trust and By-Laws of the Trust, and resolutions of the Board of Trustees of the Trust with respect to each Sub-Trust as may from time to time be in force and delivered or made available to the Advisor.

(b) Advisor's Acceptance of Employment. The Advisor accepts such employment and agrees during such period to render such services, to select, retain and compensate any sub-advisors, to supply investment research and portfolio management (including without limitation the selection of securities for each Sub-Trust to purchase, hold or sell and the selection of brokers through whom such Sub-Trust's portfolio transactions are executed, in accordance with the policies adopted by the Sub-Trust and its Board of Trustees), to administer the business affairs of each Sub-Trust, to furnish offices and necessary facilities and equipment to each Sub-Trust, to provide administrative services for each Sub-Trust, to render periodic reports to the Board of Trustees of the Trust with respect to each Sub-Trust, and to permit any of its officers or employees, or those of any sub-advisor to serve without compensation as trustees or officers of the Sub-Trust if elected to such positions.

(c) Independent Contractor. The Advisor and any sub-advisors shall be deemed to be independent contractors under this Agreement and any sub-advisory agreements with the Advisor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust or any Sub-Trust in any way or otherwise be deemed an agent of the Trust or any Sub-Trust.

(d) Non-Exclusive Agreement. The services of the Advisor to any Sub-Trust under this Agreement are not to be deemed exclusive, and the Advisor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

2. (a) Fee. For the services and facilities described in Section 1, each Sub-Trust will pay to the Advisor at the end of each calendar month an investment management fee equal to a percentage of the average daily net assets of such Sub-Trust as set forth in Schedules A through O attached hereto and incorporated by reference herein.

(b) Determination of Net Asset Value. The net asset value of each Sub-Trust shall be calculated as of the close of the New York Stock Exchange (the "Exchange") on each day the Exchange is open for trading or such other time or times as the trustees may determine in accordance with the provisions of applicable law and of the Declaration of Trust and By-Laws of the Trust, and resolutions of the Board of Trustees of the Trust as from time to time in force. For the purpose of the foregoing computations, on each day when net asset value is not calculated, the net asset value of a share of beneficial interest of each Sub-Trust shall be deemed to be the net asset value of such share as of the close of business of the last day on which such calculation was made.

(c) Proration. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the Advisor's fee on the basis of the number of days that the Agreement is in effect during such month and year, respectively.

3. Expenses. In addition to the fee of the Advisor, the Sub-Trust shall assume and pay any expenses for services rendered by a custodian for the safekeeping of such Sub-Trust's securities or other property, for keeping its books of account, for any other charges of the custodian and for calculating the net asset value of the Sub-Trust as provided above. Neither the Advisor nor any sub-advisor shall be required to pay, and each Sub-Trust shall assume and pay, the charges and expenses of its operations, including compensation of the trustees of the Trust (other than those who are interested persons of the Advisor or any sub-advisor and other than those who are interested persons of the principal underwriter of the Sub-Trust but not of the Advisor or any sub-advisor, if the principal underwriter has agreed to pay such compensation), charges and expenses of independent accountants, of legal counsel and of any transfer or dividend disbursing agent, costs of acquiring and disposing of portfolio securities, interest (if any) on obligations incurred by such Sub-Trust, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, costs of registering shares of such Sub-Trust under the federal securities laws, miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies on account of the registration of securities issued by such Sub-Trust, filing of corporate documents or otherwise. Neither the Trust nor any Sub-Trust shall pay or incur any obligation for any management or administrative expenses for which the Trust or such Sub-Trust intends to seek reimbursement from the Advisor without first obtaining the written approval of the Advisor. The Advisor shall arrange, if desired by the Trust, for officers or employees of the Advisor or any sub-advisor to serve, without compensation from the Trust, as trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent to any limitations imposed by law.

4. Interested Persons. Subject to applicable statutes and regulations, it is understood that trustees, officers, shareholders and agents of the Trust or any Sub-Trust are or may be interested in the Advisor or any sub-advisor as trustees, directors, officers, shareholders, agents or otherwise and that the trustees, directors, officers, shareholders and agents of the Advisor may be interested in the Trust and any Sub-Trust as trustees, officers, shareholders, agents or otherwise.

5. Liability. The Advisor shall not be liable for any error in judgment or of law, or for any loss suffered by the Trust or any Sub-Trust in connection with the matters to which this Agreement or any sub-advisory agreement relates, except (1) a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its obligations and duties, or (2) by reason of its reckless disregard of its obligations and duties under this Agreement.

6. (a) Term. This Agreement shall become effective on the date hereof and shall remain in full force until _______________ unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act of 1940, as amended (the "Investment Company Act"). Any sub-advisory agreement between the Advisor and any sub-advisor shall remain in full force and effect from its date of effectiveness until the second anniversary of such date unless sooner terminated as hereinafter provided. Any such sub-advisory agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act.

(b) Termination. This Agreement, and any sub-advisory agreement between the Advisor and any sub-advisor, shall be submitted to the shareholders of the Trust and each Sub-Trust for approval at a shareholders' meeting and shall automatically terminate if not approved by a majority of the shares of the Sub-Trust present and voting at such meeting. This Agreement, and any sub-advisory agreement between the Advisor and any sub-advisor, shall automatically terminate in the event of its assignment. This Agreement, and any sub-advisory agreement between the Advisor and any sub-advisor, may be terminated at any time without the payment of any penalty by a majority of the Board of Trustees of the Trust, by vote of the outstanding shares of beneficial interest of any Sub-Trust or, in the case of this Advisory Agreement only, by the Advisor or, in the case of a sub-advisory agreement between the Advisor and any sub-advisor, the sub-advisor, on sixty (60) days written notice to the other party. The Trust or any Sub-Trust may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding shares of beneficial interest of such Sub-Trust, accompanied by appropriate notice. No sub-advisory agreement shall be cancelable by the Advisor without the approval of a majority of the Board of Trustees of the Trust. Any sub-advisory agreement will terminate automatically in the event of the termination of this Agreement.

(c) Payment upon Termination. Termination of this Agreement shall not affect the right of the Advisor to receive payment on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

7. Consistency with Sub-Advisory Agreements. The Advisor shall not enter into any sub-advisory agreement with any sub-advisor respecting the management of assets of any Sub-Trust which is inconsistent with the terms hereof or with the Investment Company Act or the Investment Advisers Act of 1940.

8. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

9. Notices. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

10. Disclaimer. The Advisor acknowledges and agrees that, as provided by Section
5.5 of the Declaration of Trust of the Trust, the shareholders, trustees, officers, employees and other agents of the Trust and any Sub-Trust shall not personally be bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

IN WITNESS WHEREOF, the Trust and the Advisor have caused this Agreement to be executed on the day and year first above written.

COVA INVESTMENT ADVISORY CORPORATION



By:____________________________________________

COVA SERIES TRUST



By:____________________________________________

EXHIBIT A


COVA SERIES TRUST
BOND DEBENTURE PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _____________ , the Bond Debenture Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee equal to
 .750 of 1% of the average daily net assets of the Bond Debenture Portfolio.



EXHIBIT B


COVA SERIES TRUST
QUALITY BOND PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated ____________, the Quality Bond Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee equal to a percentage of the average daily net assets of the Quality Bond Portfolio as follows:

     Average Daily Net Assets           % Per Annum

          First $75 Million             .550 of 1%

          Over $75 Million              .500 of 1%



EXHIBIT C


COVA SERIES TRUST
SELECT EQUITY PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated ______________, the Select Equity Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee equal to a percentage of the average daily net assets of the Select Equity Portfolio as follows:

     Average Daily Net Assets           % Per Annum

          First $50 Million             .750 of 1%

          Over $50 Million              .650 of 1%



EXHIBIT D


COVA SERIES TRUST
LARGE CAP STOCK PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _______________, the Large Cap Stock Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee equal to .650 of 1% of the average daily net assets of the Large Cap Stock Portfolio.



EXHIBIT E


COVA SERIES TRUST
SMALL CAP STOCK PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _______________, the Small Cap Stock Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee equal to .850 of 1% of the average daily net assets of the Small Cap Stock Portfolio.



EXHIBIT F


COVA SERIES TRUST
INTERNATIONAL EQUITY PORTFOLIO
In accordance with Section 2(a) of the Investment Advisory Agreement dated ______________ , the International Equity Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee equal to a percentage of the average daily net assets of the International Equity Portfolio as follows:

     Average Daily Net Assets           % Per Annum

          First $50 Million             .850 of 1%

          Over $50 Million              .750 of 1%



EXHIBIT G


COVA SERIES TRUST
MID-CAP VALUE PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _________________, the Mid-Cap Value Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Mid-Cap Value Portfolio.



EXHIBIT H


COVA SERIES TRUST
LARGE CAP RESEARCH PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated ______________, the Large Cap Research Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Large Cap Research Portfolio.



EXHIBIT I


COVA SERIES TRUST DEVELOPING GROWTH PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated ______________, the Developing Growth Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of .90% of the average daily net assets of the Developing Growth Portfolio.



EXHIBIT J


COVA SERIES TRUST
LORD ABBETT GROWTH AND INCOME PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _________________, the Lord Abbett Growth and Income Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of .65% of the average daily net assets of the Lord Abbett Growth and Income Portfolio.



EXHIBIT K

COVA SERIES TRUST
BALANCED PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated ______________, the Balanced Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Balanced Portfolio.



EXHIBIT L


COVA SERIES TRUST
EQUITY INCOME PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated __________________, the Equity Income Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Equity Income Portfolio.



EXHIBIT M


COVA SERIES TRUST
GROWTH & INCOME EQUITY PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _________________, the Growth & Income Equity Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of 1.00% of the average daily net assets of the Growth & Income Equity Portfolio.



EXHIBIT N


COVA SERIES TRUST
RIGGS STOCK PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _______________, the Riggs Stock Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of .95% of the average daily net assets of the Riggs Stock Portfolio.



EXHIBIT O


COVA SERIES TRUST
RIGGS U.S. GOVERNMENT SECURITIES PORTFOLIO

In accordance with Section 2(a) of the Investment Advisory Agreement dated _____________________, the Riggs U.S. Government Securities Portfolio shall pay to the Advisor at the end of each calendar month an investment management fee of
 .75% of the average daily net assets of the Riggs U.S. Government Securities Portfolio.